UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 11, 2004
Date of Report (Date of earliest event reported)

SHURGARD STORAGE CENTERS, INC
(Exact name of registrant as specified in charter)

Washington	001-11455	91-1603837
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1155 Valley Street, Suite 400 Seattle, Washington 98109-4426
(Address of principal executives offices, including zip code)
(206) 624-8100
(Registrant’s telephone number, including area code)

Item 5. Other Events

On March 17, 1994, the Board of Directors of Shurgard Storage Centers, Inc. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of Class A Common Stock, par value $.001 per share (the “Common Shares”), of the Company. The Rights were distributed on March 25, 1994 (the “Record Date”) to the shareholders of record on that date. Each Right entitled the registered holder to purchase from the Company one one-hundredth of a Preferred Share, at a price of $65 per one-hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights were set forth in a Rights Agreement (the “Rights Agreement”) between the Company and Gemisys Corporation, as rights agent.

The Rights Agreement was amended on May 13, 1997 to reflect the reincorporation of the Company from the state of Delaware to the state of Washington, and the Company filed a Form 8-B with the Securities and Exchange Commission on July 16, 1997 to reflect the change in the law governing the Rights. On July 1, 2000 American Stock Transfer & Trust Company succeeded Gemisys Corporation as Rights Agent.

On March 11, 2004, the Board of Directors of the Company approved an Amended and Restated Rights Agreement between the Company and American Stock Transfer & Trust Company as rights agent dated as of March 12, 2004 (the “Amended and Restated Rights Agreement”), which extended the expiration date of the Rights from March 17, 2004 to March 12, 2014 and adjusted the Purchase Price from $65 to $110, subject to adjustment. The other terms of the Rights Agreement remained unchanged in the Amended and Restated Rights Agreement. The following is a summary of the terms of the Amended and Restated Rights Agreement, as currently in effect.

Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 10% or more of the outstanding Common Shares and (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of such outstanding Common Shares (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate, with a copy of this Summary of Rights attached thereto.

The Amended and Restated Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Amended and Restated Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on March 12, 2014 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case as described below.

The Purchase Price payable and the number of Preferred Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right is also subject to adjustment in the event of a stock split of the Common Shares or a dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of the greater of $1 per share and an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share or, if greater, to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than

Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right. In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company that at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time after any person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group that have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions that are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

At any time prior to any person becoming an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.0001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated persons and (ii) 9.8%, except that, from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Amended and Restated Rights Agreement has been filed with the Securities and Exchange Commission as Exhibit 2.1 to the Company’s Amendment to Registration Statement on Form 8-A/A dated March 12, 2004. A copy of the Amended and Restated Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Rights Agreement, which is hereby incorporated herein by reference.

Item 7. Exhibits

Exhibit No.	Description
4.1	Amended and Restated Rights Agreement, dated as of March 12, 2004, between Shurgard Storage Centers, Inc. and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 2.1 to the Company’s Amendment to Registration Statement on Form 8-A/A, filed March 12, 2004).

20.1	Press Release issued March 12, 2004.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHURGARD STORAGE CENTERS, INC.

Dated: March 12, 2004	By	/s/ DAVID K. GRANT

David K. Grant President

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Rights Agreement, dated as of March 12, 2004, between Shurgard Storage Centers, Inc. and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 2.1 to the Company’s Amendment to Registration Statement on Form 8-A/A, filed March 12, 2004).

20.1	Press Release issued March 12, 2004.